Exhibit 10.2.1

AMENDMENT NO. 1 TO THE
SPDR® GOLD TRUST
SECOND AMENDED AND RESTATED

UNALLOCATED BULLION ACCOUNT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 28, 2023, is to the SPDR® Gold Trust Second Amended and Restated Unallocated Bullion Account Agreement (the “Unallocated Account Agreement”), dated as of July 17, 2015, between HSBC Bank PLC (“HSBC”) and The Bank of New York Mellon, not in its individual capacity, but solely as trustee (the “Trustee”) of the SPDR® Gold Trust (the “Trust”).

WHEREAS, World Gold Trust Services, LLC, the sponsor of the Trust (the “Sponsor”), and the Trustee entered into that certain Trust Indenture dated November 12, 2004 (as amended from time to time, the “Trust Indenture”);

WHEREAS, pursuant to the Unallocated Account Agreement and the SPDR® Gold Trust Third Amended and Restated Allocated Bullion Account Agreement, dated as of August 18, 2020, as amended as of April 29, 2022, between HSBC and the Trustee, HSBC is employed as a custodian of the Trust’s gold;

WHEREAS, JPMorgan Chase Bank, N.A. (“JPM”) and the Trustee entered into that certain Allocated Precious Metal Account Agreement and that certain Unallocated Precious Metal Account Agreement, each dated as of November 30, 2022, in order for JPM to be employed as an additional custodian of the Trust’s gold; and

WHEREAS, HSBC and the Trustee wish to amend the Unallocated Account Agreement to provide for the transfer, including book-entry transfer, of the Trust’s gold between JPM and HBSC.

NOW, THEREFORE, HSBC and the Trustee agree as follows:

1.	The first two sentences of Clause 3.1 of the Unallocated Account Agreement are replaced in their entirety with the following three sentences:

We will credit to your Unallocated Account only the amount of Bullion we receive from your Allocated Account or the amount of Precious Metal we receive from a Third Party Unallocated Account or from an unallocated account with another custodian of the Trust’s Precious Metal for credit to your Unallocated Account. Unless we otherwise agree in writing, the only Precious Metal we will accept in physical form for credit to your Unallocated Account is Bullion you have transferred from your Allocated Account.  Any notice relating to the deposit of Precious Metal from an unallocated account with another custodian of the Trust’s Precious Metal for credit to your Unallocated Account must be in writing and be received by us no later than 2:00 p.m. (London time) on the Business Day of such deposit.

2.	Clause 4.1 of the Unallocated Account Agreement is hereby amended to include the following additional subclause (d):

(d)         transfer, including book entry transfer, of Bullion to an unallocated account with another custodian of the Trust’s Precious Metal.

3.    Clause 4.2(a) of the Unallocated Account Agreement is hereby replaced in its entirety to read as follows:

(a)

if it relates to a transfer pursuant to clause 4.1(a) or 4.1(d), be received by us no later than 3:00 p.m. (London time) on the Withdrawal Date or 3:30 p.m. (London time) on a Withdrawal Date occurring when London is and New York is not on daylight savings time unless otherwise agreed and specify the details of the Third Party Unallocated Account(s) or an unallocated account with another custodian of the Trust’s Precious Metal, as applicable, to which the Bullion is to be transferred;

4.    Except as modified by this Amendment, the Unallocated Account Agreement shall remain unmodified and in full force and effect.

5.    Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Unallocated Account Agreement.

6.    This Amendment and any disputes arising out of or in connection with it (whether such disputes are contractual or non-contractual in nature, such as claims in tort, for breach of statute or regulation or otherwise) shall be governed by and construed in accordance with English law.

5.         This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile, PDF and other electronic signatures shall be acceptable and binding.

[Signature Page Follows]

IN WITNESS WHEREOF this Amendment has been executed and delivered as a deed by each party to this Amendment in each relevant capacity described above in the manner described therein the day and year first before written.

Signed as a deed on behalf of HSBC BANK PLC By:
Signature:	/s/ David Grimshaw
Name: David Grimshaw
Title: Chief Operating Officer EMEA, MSS, HSBC Bank Plc
In the presence of: Name: Adam Braid
Signature:	/s/ Adam Braid

Address:                   HSBC Bank Plc

Occupation:                   Business Manager

Signed as a deed on behalf of

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee of the SPDR® Gold Trust,

by

Signature:  s/ Michael Spates

Name:  Michael Spates

Title:  Vice President

In the presence of:

Name:  Eruch A. Moody

Signature:   /s/ Eruch A. Moody

Address:  The Bank of New York Mellon

Occupation:  Director